EXHIBIT 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-116567, No. 333-136264, No. 333-146761, No. 333-218899, and No. 333-230297) of Ctrip.com International, Ltd. of our report dated June 29, 2018 relating to the consolidated financial statements of Tongcheng-Elong Holdings Limited included in this Amendment to the Annual Report on Form 20-F for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Shanghai, People’s Republic of China
May 28, 2019